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                                                              EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Telegen Corporation for the registration of 1,334,390 shares of its Common Stock and to the incorporation by reference therein of our report dated January 22, 1996 with respect to the consolidated financial statements of Solar Energy Research Corp., a Colorado corporation which was filed with its S-4 Registration Statement (File No. 333-4037) with the Commission on May 17, 1996.

                                          Cordovano and Company, P.C.
                                          Certified Public Accountants

Denver, Colorado

October 31, 1996